EXHIBIT 10.11B	Award Number: ___________

Pericom Semiconductor Corporation
2014 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT GRANT NOTICE AND
RESTRICTED STOCK UNIT AGREEMENT

Pericom Semiconductor Corporation, a California corporation, (the “Company”), pursuant to its 2014 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”), hereby grants to the individual listed below (the “Grantee”) an award for the number of restricted stock units set forth below (the “Restricted Stock Units,” or “RSUs”). This award of RSUs is subject to all of the terms and conditions as set forth herein, in the Restricted Stock Unit Agreement that is attached hereto, including any country-specific appendix for Grantee’s country (the “Appendix,” together with the Restricted Stock Unit Agreement, the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Grant Notice and the Agreement.

Grantee:
Date of Grant:
Total Number of RSUs:
Vesting Schedule:	Subject to the Grantee’s Continuous Service and other limitation set forth in this Grant Notice, the Plan and the Agreement, these RSUs shall vest in accordance with the Vesting Schedule.
Shares	Vesting Type	Full Vest

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE RESTRICTED STOCK UNITS SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE RESTRICTED STOCK UNITS OR ACQUIRING SHARES OR OTHER PAYMENT HEREUNDER). THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE AGREEMENT OR THE PLAN SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE ABILITY OF THE COMPANY OR, IF DIFFERENT, THE GRANTEE’S EMPLOYER TO TERMINATE GRANTEE’S CONTINUOUS SERVICE.

The Grantee acknowledges receipt of a copy of the Plan and this Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the RSUs subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Grant Notice, the Plan and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice, and fully understands all provisions of this Grant Notice, the Plan and the Agreement. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator of the Plan upon any questions arising under the Plan, this Grant Notice or the Agreement, and separately hereby agrees that all disputes arising out of or relating to this Grant Notice, the Plan and the Agreement shall be resolved in accordance with Section 15 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Grant Notice.

GRANTEE:
By:
Print Name:

Address:

2

Pericom Semiconductor Corporation
2014 Stock AWARD AND incentive COMPENSATION plan
RESTRICTED STOCK UNIT AGREEMENT

1.                  Award of Restricted Stock Units.

(a)                Award. Pericom Semiconductor Corporation (the “Company”) hereby grants as of the Date of Grant set forth in the Restricted Stock Unit Grant Notice (the “Grant Notice”) to the Grantee (the “Grantee”) named in the Grant Notice an award with respect to the number of restricted stock units set forth in the Grant Notice (the “Restricted Stock Units,” or “RSUs”), subject to the terms and provisions of the Grant Notice, this Restricted Stock Unit Agreement, including any country-specific appendix for Grantee’s country (the “Appendix,” together with the Restricted Stock Unit Agreement the “Agreement”) and the Company’s 2014 Stock Award and Incentive Compensation Plan, as amended from time to time (the “Plan”). Each RSU represents the right to receive one share of Common Stock of the Company (a “Share”) on the date the RSUs vest and the restrictions applicable to the RSUs lapse. Unless and until the RSUs are vested in the manner set forth in Section 2 hereof, the Grantee shall have no right to settlement of any such RSUs. Prior to settlement of any vested RSUs, such RSUs represent an unsecured obligation of the Company, payable (if at all) from the general assets of the Company.

(b)               Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed in the Plan and the Grant Notice.

(c)                Incorporation of Terms of Plan. The award of RSUs is subject to the terms and conditions of the Plan which are incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan shall control.

2.                  Vesting and Forfeiture.

(a)                Forfeiture. Any RSUs which are not vested as of the date the Grantee ceases to be an Employee or Consultant (as further determined in accordance with Section 9(h)) shall thereupon be forfeited immediately and without any further action by the Company.

(b)               Vesting. Subject to Sections 2(a) and 2(c) hereof, the RSUs shall vest in accordance with the vesting schedule set forth on the Grant Notice, provided the Grantee remains in Continuous Service during the entire period commencing on the Date of Grant and ending on the applicable vesting date. During any authorized leave of absence, the RSUs shall cease to vest after the leave of absence exceeds a period of ninety (90) days, unless otherwise determined by the Administrator. Vesting shall resume upon the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. In the event of the Grantee’s change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the RSUs shall continue only to the extent determined by the Administrator as of such change in status.

(c)                Acceleration of Vesting. Notwithstanding Sections 2(a) and 2(b), the RSUs shall be subject to the provisions of Section 12 of the Plan relating to vesting acceleration in connection with a Change in Control and, as applicable, the non-assumption or replacement of the RSUs or specified termination of the Grantee’s Continuous Service.

3.                  Settlement.

(a)                Time and Form of Payment. Subject to the terms of the Plan and this Agreement, any RSUs that vest and become nonforfeitable shall be settled in whole Shares, which shall be issued in book-entry form, registered in the Grantee’s name, on, or as soon as reasonably practicable after, each vesting date, but in any event, within the period ending on the later to occur of the date that is 2 ½ months from the end of (i) the Grantee’s tax year that includes the applicable vesting date, or (ii) the Company’s tax year that includes the applicable vesting date (which payment schedule is intended to comply with the “short-term” deferral exemption from the application of Section 409A of the U.S. Internal Revenue Code (“Code”)). The value of any fractional RSUs shall be paid cash at the time the Shares are delivered in settlement of the RSUs.

(b)               Conditions to Settlement of RSUs. Notwithstanding any other provision of this Agreement (including without limitation Section 2(b)) or the Plan:

(i) No certificates representing Shares shall be issued to the Grantee or his or her legal representative unless and until the Grantee or his or her legal representative shall have satisfied all applicable tax withholding obligations pursuant to Section 4 hereof.

(ii)  The Company shall not be required to issue or deliver any certificate or certificates for any Shares prior to the fulfillment of all of the following conditions: (A) the admission of the Shares to listing on all stock exchanges on which such Shares are then listed, (B) unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the completion of any registration or other qualification of the Shares under any local, state, federal or foreign law, or under rulings or regulations of the U.S. Securities and Exchange Commission (the “SEC”) or other governmental regulatory body (including any applicable foreign regulatory body), which the Administrator shall, in its sole and absolute discretion, deem necessary and advisable, (C) the obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable and (D) the lapse of any such reasonable period of time following the date the RSUs vest as the Administrator may from time to time establish for reasons of administrative convenience. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the SEC or any local, state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. Further, the Grantee agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Grantee’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

4.                  Responsibility for Taxes. The Grantee acknowledges that, regardless of any action taken by the Company or, if different, the Grantee’s employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Employer. Furthermore, the Grantee acknowledges that the Company and/or the Employer (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant, vesting, or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares and the receipt of any dividends; and (b) do not commit to structure the terms of the grant of the RSUs or any aspect of the Grantee’s participation in the Plan to reduce or eliminate his or her liability for Tax-Related Items. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Grantee authorizes the Company, or its agents, at their sole discretion and pursuant to such procedures as they may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following:

(1) withholding from the Grantee’s wages or other cash compensation paid to the Grantee by the Company and/or the Employer;

(2) withholding from proceeds of the sale of Shares acquired upon settlement of the the RSUs, either through a voluntary sale or mandatory sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent); or

(3) withholding in Shares to be issued upon settlement of the RSUs.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Grantee will receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Grantee is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.

Finally, the Grantee shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of his or her participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares if the Grantee fails to comply with his or her obligations in connection with the Tax-Related Items.

5.                  RSUs and Interests Not Transferable. No RSUs or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Grantee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

6.                  Rights as Shareholder. Neither the Grantee nor any person claiming under or through the Grantee shall have any of the rights or privileges of a shareholder of the Company in respect of any Shares issuable hereunder unless and until certificates representing such Shares (which may be in uncertificated form) will have been issued and recorded on the books and records of the Company or its transfer agents or registrars, and delivered to the Grantee (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Grantee shall have all the rights of a shareholder of the Company, including with respect to the right to vote the Shares and the right to receive any cash or share dividends or other distributions paid to or made with respect to the Shares.

7.                  Adjustments. The number of RSUs awarded pursuant to this Agreement is subject to adjustment as provided in the Section 11 of the Plan. The Grantee shall be notified of such adjustment and such adjustment shall be binding upon the Company and the Grantee.

8.                  Nature of Grant. In accepting the grant of RSUs, the Grantee acknowledges, understands and agrees that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted repeatedly in the past;

(c) all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company;

(d) the Grantee is voluntarily participating in the Plan;

(e) the RSUs and the Shares subject to the RSUs, and the income and value of same, are extraordinary items that do not constitute compensation of any kind for services of any kind rendered to the Company or the Employer, and which is outside the scope of the Grantee’s employment or service contract, if any;

(f) the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(g) the RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or welfare or retirement benefits or similar payments;

(h) the RSU grant and the Grantee’s participation in the Plan shall not create a right to employment or right to serve as an Employee or Consultant, shall not be interpreted as forming an employment or service contract with the Company, the Employer or any other Related Company and shall not interfere with the ability of the Company, the Employer or any other Related Company, as applicable, to terminate the Grantee’s employment or service relationship (if any);

(i) unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a Director of a Related Company;

(j) the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

(k)  no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from the termination of the Grantee’s Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any), and in consideration of the grant of the RSUs to which the Grantee is otherwise not entitled, the Grantee irrevocably agrees never to institute any claim against the Company, the Employer or any other Related Company, waives the Grantee’s ability, if any, to bring any such claim, and releases the Company, the Employer and any other Related Company from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Grantee shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(l) for purposes of the RSUs, the Grantee’s Continuous Service will be considered terminated as of the date the Grantee is no longer actively providing services to the Company, the Employer or any other Related Company (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee’s is employed or the terms of the Grantee’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Grantee’s right to vest in the RSUs under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Grantee’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Grantee is employed or the terms of the Grantee’s employment or service agreement, if any); the Administrator shall have the exclusive discretion to determine when the Grantee is no longer actively providing services for purposes of his or her RSU grant (including whether the Grantee may still be considered to be providing services while on a leave of absence);

(m) unless otherwise provided in the Plan or by the Company in its discretion, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(n) the Grantee is outside the United States, neither the Company, the Employer nor any other Related Company shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Grantee pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

9.                  No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the underlying Shares. The Grantee is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding the Grantee’s participation in the Plan before taking any action related to the Plan.

10.              Data Privacy. The Grantee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials (“Data”) by and among, as applicable, the Company, the Employer and any other Related Entity for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan.

The Grantee understands that the Company and the Employer may hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, for the purpose of implementing, administering and managing the Plan.

The Grantee understands that Data may be transferred to E*Trade Financial Services, Inc. or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. The Grantee understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the Company, E*Trade Financial Services, Inc. and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan. The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Grantee understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Grantee understands that he or she is providing the consents herein on a purely voluntary basis. If the Grantee does not consent, or if the Grantee later seeks to revoke his or her consent, the Grantee’s employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing the Grantee’s consent is that the Company would not be able to grant the Grantee RSUs or other equity awards or administer or maintain such awards. Therefore, the Grantee understands that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee understands that he or she may contact his or her local human resources representative.

11.              Entire Agreement: Governing Law. The Grant Notice, the Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee. Nothing in the Grant Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties. The Grant Notice, the Plan and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California, U.S.A. without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California, U.S.A. to the rights and duties of the parties. Should any provision of the Grant Notice, the Plan or this Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

12.              Conformity to Securities Laws. The Grantee acknowledges that the Plan and this Agreement are intended to conform to the extent necessary with all provisions of the U.S. Securities Act of 1933, as amended, and the Exchange Act, and any and all regulations and rules promulgated thereunder by the U.S. Securities and Exchange Commission, including, without limitation, Rule 16b-3 under the Exchange Act. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the RSUs are granted, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

13.              Interpretation and Amendments. The award of RSUs, the vesting and delivery of RSUs and the issuance of Shares upon vesting are subject to, and shall be administered in accordance with, the provisions of the Plan, as the same may be amended from time to time, provided that no amendment may, without the consent of the Grantee, affect the rights of the Grantee under this award of RSUs in a materially adverse manner, provided that any amendment that is required or advisable, as determined in the sole discretion of the Administrator, in order to facilitate compliance with applicable law, shall not required consent of the Grantee. For purposes of the foregoing sentence, an amendment that affects the tax treatment of the RSUs shall not be considered as affecting the Grantee’s rights in a materially adverse manner. Any question or dispute regarding the administration or interpretation of the Grant Notice, the

Plan or this Agreement shall be submitted by the Grantee or by the Company to the Administrator. The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

14.              Headings. The captions used in the Grant Notice and this Agreement are inserted for convenience and shall not be deemed a part of the award of RSUs for construction or interpretation.

15.              Dispute Resolution; Venue. The provisions of this Section 15 shall be the exclusive means of resolving disputes arising out of or relating to the Grant Notice, the Plan and this Agreement. The Company and the Grantee (the “Parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Grant Notice, the Plan and this Agreement by negotiation between individuals who have authority to settle the controversy. Negotiations shall be commenced by either Party by notice of a written statement of the Party’s position and the name and title of the individual who will represent the Party. Within thirty (30) days of the written notification, the Parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the Parties agree that any suit, action, or proceeding arising out of or relating to the Grant Notice, the Plan or this Agreement shall be brought in the United States District Court for the Northern District of California located in the City of San Jose, California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the Party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 15 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16.              Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice) with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

17.              Restrictions on Resale. The Grantee hereby agrees not to sell any Shares at a time when Applicable Laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as the Grantee’s Continuous Service continues and for such period of time after the termination of the Grantee’s Continuous Service as the Company may specify.

18.              Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

19.              Severability: In the event that any provision in the Grant Notice, the Plan or this Agreement is held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

20.              Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to current and future participation in the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

21.              Language. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

22.              Appendix. The RSUs shall be subject to any special terms and conditions set forth in the Appendix for the Grantee’s country. Moreover, if the Grantee relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Agreement.

23.              Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

24.              Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other Grantee.

25.              Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

26.              Recovery of Erroneously Awarded Compensation. If the Grantee is now or hereafter subject to any policy providing for the recovery of Awards, Shares, proceeds or payments to the Grantee in the event of fraud or other circumstances, then this Award, and any Shares issuable upon the settlement of the RSU or proceeds therefrom, are subject to potential recovery by the Company under the circumstances provided under such policy as may be in effect from time to time.

27.              Code Section 409A. The vesting and settlement of RSUs awarded pursuant to this Agreement are intended to qualify for the “short-term deferral” exemption from Section 409A of the Code. The Company reserves the right, to the extent the Company deems necessary or advisable in its sole discretion, to unilaterally amend or modify the Plan and/or this Agreement to ensure that the RSUs qualify for exemption from or comply with Section 409A of the Code; provided, however, that the Company makes no representations that the RSUs will be exempt from Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to these RSUs.

28.              Insider Trading/Market Abuse Laws. The Grantee acknowledges that, depending on the Grantee’s country, Grantee may be subject to insider trading restrictions and/or market abuse laws, which may affect Grantee’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by the laws in Grantee’s country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Grantee acknowledges that it is the Grantee’s responsibility to comply with any applicable restrictions, and the Grantee is advised to consult with the Grantee’s own personal legal and financial advisors on this matter before taking any action related to the Plan.

APPENDIX

TO THE

PERICOM SEMICONDUCTOR CORPORATION

2014 STOCK AWARD AND INCENTIVE COMPENSATION PLAN

RESTRICTED STOCK UNIT AGREEMENT

Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan, the Agreement and the Grant Notice.

Terms and Conditions

This Appendix includes additional or different terms and conditions that govern the award of RSUs granted to the Grantee if he or she is in one of the countries listed below. This Appendix is part of the Agreement.

If the Grantee is a citizen or resident of a country other than the one in which the Grantee is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply to the Grantee under these circumstances.

Notifications

This Appendix also includes information regarding securities, exchange controls and certain other tax or legal issues of which the Grantee should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of January 2015. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information in this Appendix as the only source of information relating to the consequences of his or her participation in the Plan because the information may be out of date at the time that the RSUs vest and acquire Shares or the Grantee sells Shares acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of a particular result. Accordingly, the Grantee is advised to seek appropriate professional advice as to how the relevant laws in his or her country may apply to his or her situation.

Finally, if the Grantee is a citizen or resident of a country other than the one in which he or she is currently working, is considered a resident of another country for local law purposes or transfers employment and/or residency between countries after the Date of Grant, the information contained herein may not be applicable in the same manner to him or her.

HONG KONG

Terms and Conditions

Settlement in Shares Only

Notwithstanding any discretion contained in the Plan or anything to the contrary in the Agreement, the RSUs are payable in Shares only and do not provide any right for the Grantee to receive a cash payment.

Sale Restriction

Any Shares received at vesting are accepted as a personal investment.  In the event that any of the RSUs vest and Shares are issued to the Grantee within six months of the Date of Grant, the Grantee agrees that he or she will not sell or otherwise dispose of such Shares prior to the six-month anniversary of the Date of Grant.

Notifications

Securities Law Information

WARNING: The RSUs and the Shares underlying the RSUs do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company or its Related Entities participating in the Plan. The Grantee should be aware that the contents of the Agreement have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Agreement and the Plan are intended only for the personal use of each Grantee and may not be distributed to any other person. The Grantee is advised to exercise caution in relation to the offer of the RSUs. If the Grantee is in any doubt about any of the contents of the Agreement or the Plan, the Grantee should obtain independent professional advice.

TAIWAN

Notifications

Securities Law Information

The offer of participation in the Plan is available only for Employees, Directors and Consultants of the Company and its Related Companies. The offer of participation in the Plan is not a public offer of securities by a Taiwanese company.

Exchange Control Information

The Grantee may acquire and remit foreign currency (including proceeds from the sale of Shares or the receipt of any cash dividends) into and out of Taiwan up to US$5,000,000 per year without justification.

If the transaction amount is TWD500,000 or more in a single transaction, the Grantee must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank. If the transaction amount is US$500,000 or more, the Grantee may be required to provide additional supporting documentation to the satisfaction of the remitting bank. The Grantee is advised to consult his or her personal advisor to ensure compliance with applicable exchange control laws in Taiwan.